As of 9/30/00                                                         Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

Debt Obligations
                      Promissory Notes                                                              Principal
      Held by Long Island Lighting Company d/b/a LIPA              Interest         Maturity         Amount
Obligors: KeySpan Corporation and certain subsidiaries (1), (2)      Rate             Date           ($000)
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                         Debenture                                  8.20%           03/15/23        270,000
                    PCRBs Series 1985 A                             5.15%           03/01/16         58,022
                    PCRBs Series 1985 B                             5.15%           03/01/16         50,000
                    EFRBs Series 1989 B                             7.15%           09/01/19         35,030
                    EFRBs Series 1990 A                             7.15%           06/01/20         73,900
                    EFRBs Series 1991 A                             7.15%           12/01/20         26,560
                    EFRBs Series 1992 B                             7.15%           02/01/22         13,455
                    EFRBs Series 1992 D                             6.90%           08/01/22         28,060
                    EFRBs Series 1993 B                             5.30%           11/01/23         29,600
                    EFRBs Series 1994 A                             5.30%           10/01/24          2,600
                    EFRBs Series 1995 A                             5.30%           08/01/25         15,200
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                   Total Promissory Notes                                                           602,427
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Preferred Stock
                          Series A                                  6.00%                             9,323
                          Series B                                  7.07%                            55,300
                          Series C                                  7.17%                            19,700
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                   Total Preferred Stock                                                             84,323
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Credit Facilities                                                                  Amount                          Credit
                                                                                   Outstanding                     Facility
                                                                                   Issue Date                       ($000)
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Commercial Paper Program (3)                                        6.7561% (4)    9/29/00          382,090        700,000
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                           Total                                                                    382,090        700,000
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Notes
(1) Each of the following entities are joint and serverably liable under each promissory note: KeySpan Gas East Corporation (d/b/a KeySpan Energy Delivery Long Island), KeySpan Energy Trading Services, LLC, KeySpan Generation, LLC, KeySpan Corporate Services, LLC, KeySpan Utility Services, LLC and KeySpan Electric Services, LLC.
(2) Under certain circumstances, KeySpan may be required to obtain letters of credit to support the parent obligations under the promissory notes. Accordingly, KeySpan requests that the approval of existing debt requested herein include approval to obtain any such required letters of credit.
(3) Commercial Paper program is supported by a revolving line of credit agreement, which is dated as of November 8, 1999, among the Company, as Borrower, and the Several Lenders, Citibank, N.A., as Syndication Agent, European American Bank, as Documentation Agent and The Chase Manhattan Bank, as Administrative Agent. The credit agreement has a one year term with a one year renewal option, which has been excercised and effective until 9/20/01.
(4) Weighted average interest rate.

As of 9/30/00                                                         Exhibit C
                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

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               Company                          Description                            Amount      Issue Date     Terms
                                                                                                     ($000)
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Guarantees for Subsidiaries
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KeySpan Energy Delivery Long Island             Supports Medium Term Notes              600,000      02/01/00      02/01/10
                                                issuance of $400MM
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KeySpan Corporate Services, LLC                 Supports motor vehicle leases with       10,000      03/05/99      12/31/04
                                                PHH Vehicle Management Services Corp.
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KeySpan Energy Development Corporation          Supports revolving credit agreement
                                                with Royal Bank of Canada of $200MM     135,000      07/29/99      Revolving
                                                Canadian
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KeySpan Energy Solutions, LLC                   Supports motor vehicle leases             1,900      03/05/99      12/31/04
                                                with PHH Vehicle Management Services
                                                Corp.
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KeySpan Energy Services, Inc
Supply Purchased
Various Gas Suppliers (5)                       Supports gas purchases                   20,000      To be          To be
Enron North America                                                                                  determined     determined
Sempra Energy Trading
Amoco Energy Trading

Hedge Accounts
ABN AMRO                                        Supports hedge accounts                   5,000      11/06/98      Written notice
Paribas                                                                                   5,000      10/02/98      required
First Chicago                                                                             2,500      10/02/98      for termination
PSE&G                                                                                     1,000      10/16/98

Gas Transportation & Storage
Tennessee                                       Supports contracts for the                  500      05/20/99      05/31/01
Sonat                                           transportation and storage of gas           320      05/20/99      12/31/02

Commercial & Retail Access
Enermetrix.com (6)                              Supports  a contract to participate       1,500      To be         To be
                                                in an on-line energy exchange of                     Determined    Determined
                                                commercial and retail load

                                                Sub Total KeySpan Energy Services        35,820
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GEI Development Corp.
NJR Energy Services Company                     Supports gas services agreement           3,290      05/06/99      12/31/04
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KeySpan Generation, LLC                         Supports a letter of credit agreement    24,880      12/30/97      12/30/00
                                                with Toronto Dominion Inc.
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KeySpan Ravenswood Inc.
 New York Independent Systems Operator          Electricity purchases and/or              1,000      08/02/99      03/01/01
                                                transmission services

Guarantee of Master Lease Agreement             Support for synthetic lease agreement   425,000      06/18/99      06/18/04

Margin Accounts
Various Gas & Oil Suppliers                     Fuel Purchases for the Ravenswood        40,000      01/11/00      10/12/02
Enron North America                             Plant
Petrocom Energy
Trans Canada Gas Service
Koch Energy Trading
Aquila Energy Marketing
Southern Company
Amoco Energy Trading
Cook Inlet Energy Company
Coral Energy Resources
Dynegy Marketing and Trade
Noble Gas Marketing
Sempra Energy Trading
Consolidated Edison Energy
                                                Sub Total KeySpan Ravenswood Inc.       466,000
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Northeast Gas Markets, LLC                      Exchange of gas in the spot market        6,000      12/20/99      10/31/02
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Guarantees for Non-Affiliates
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Hawkeye Construction (7)                        Support for Chase Line of Credit         12,000      01/06/00      10/25/04
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Hawkeye Construction, LLC                       General credit support                   13,000      10/25/99      10/25/04
  (f/n/a KeySpan Construction) (8)
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As of 9/30/00                                                          Exhibit C

                               KEYSPAN CORPORATION
                             FINANCING ARRANGEMENTS

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               Company              Description                                       Amount         Issue Date     Terms
                                                                                                       ($000)
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Other Guarantees
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Surety Bonds  (9)                   Supports entities requirement for various bonds,    500,000      12/16/98       Revolving
                                    undertakings and instruments of guarantee in
                                    connection with construction activities.
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Surety Bonds (10)                   Supports requirement for various bonds,              70,000      07/26/00       Revolving
                                    undertakings and instruments of guarantee in         80,000      09/28/00       Revolving
                                    connection with contracts between WDF and NYC
                                    School Construction Authority.
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                                    Total Guarantees                                  1,957,890
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Notes
(5) This guarantee replaces existing guarantees for each supplier totaling $20MM. The Board of Directors granted approval on 7/26/00 for the replacement guarantee to be issued.
(6) The Board of Directors granted approval on 7/26/00 for this guarantee to be issued.
(7) Currently Hawkeye Construction has utilized $5MM of their $12MM guarantee.
(8) KeySpan has divested its interest in this entity. KeySpan has a continuing contractual obligation to provide guarantees in an amount not to exceed $13MM at any one time. Currently, there is no amount outstanding.
(9) As of 9/30/00 approximtely $152MM of surety bond guarantees outstanding.
(10) As of 9/30/00 approximtely $64.3MM of surety bond guarantees outstanding.